               ALLIANCE FUND SERVICES, INC.

                 TRANSFER AGENCY AGREEMENT


         AGREEMENT, dated as of October 18, 1988, between

ALLIANCE MUNICIPAL INCOME FUND, INC., a Maryland corporation and an open-end investment company registered with the

Securities and Exchange Commission (the "SEC") under the

Investment Company Act of 1940 (the "Investment Company

Act"), having its principal place of business at 1345 Avenue of Americas, New York, New York 10105 (the "Fund"), and

ALLIANCE FUND SERVICES, INC., a Delaware corporation

registered with the SEC as a transfer agent under the

Securities Exchange Act of 1934, having its principal place

of business at 500 Plaza Drive, Secaucus, New Jersey 07094

("Fund Services"), provides as follows:

         WHEREAS, Fund Services has agreed to act as

transfer agent to the Fund for the purpose of recording the

transfer, issuance and redemption of shares of each series

of the common stock or shares of beneficial interest, as

applicable, of the Fund ("Shares" or "Shares of a Series"),

transferring the Shares, disbursing dividends and other

distributions to shareholders of the Fund, and performing

such other services as may be agreed to pursuant hereto;

         NOW THEREFORE, for and in consideration of the

mutual covenants and agreements contained herein, the

parties do hereby agree as follows:

         SECTION 1.  The Fund hereby appoints Fund Services

as its transfer agent, dividend disbursing agent and

shareholder servicing agent for the Shares, and Fund

Services agrees to act in such capacities upon the terms set forth in this Agreement.  Capitalized terms used in this

Agreement and not otherwise defined shall have the meanings

assigned to them in SECTION 30.

         SECTION 2.

         (a)  The Fund shall provide Fund Services with

copies of the following documents:

              (1)  Specimens of all forms of certificates

for Shares;

              (2)  Specimens of all account application

forms and other documents relating to Shareholders'

accounts;

              (3)  Copies of each Prospectus;

              (4)  Specimens of all documents relating to

withdrawal plans instituted by the Fund, as described in

SECTION 16; and

              (5)  Specimens of all amendments to any of the

foregoing documents.

         (b)  The Fund shall furnish to Fund Services a

supply of blank Share Certificates for the Shares and, from

time to time, will renew such supply upon Fund Services'

request.  Blank Share Certificates shall be signed manually

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or by facsimile signatures of officers of the Fund

authorized to sign by law or pursuant to the by-laws of the

Fund and, if required by Fund Services, shall bear the

Fund's seal or a facsimile thereof.

         SECTION 3.  Fund Services shall make original

issues of Shares in accordance with SECTIONS 13 and 14 and

the Prospectus upon receipt of (i) Written Instructions

requesting the issuance, (ii) a certified copy of a

resolution of the Fund's Board of Directors or Trustees

authorizing the issuance, (iii) necessary funds for the

payment of any original issue tax applicable to such Shares,

and (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an

appropriate notice with the SEC, as required by Rule 24f-2

of the Investment Company Act, as amended from time to time.

         SECTION 4.  Transfers of Shares shall be registered

and, subject to the provisions of SECTION 10 in the case of

Shares evidenced by Share Certificates, new Share

Certificates shall be issued by Fund Services upon surrender of outstanding Share Certificates in the form deemed by Fund

Services to be properly endorsed for transfer, which form

shall include (i) all necessary endorsers' signatures

guaranteed by a member firm of a national securities

exchange or a domestic commercial bank or through other procedures mutually agreed to between the Fund and Fund

Services, (ii) such assurances as Fund Services may deem

necessary to evidence the genuineness and effectiveness of

each endorsement and (iii) satisfactory evidence of

compliance with all applicable laws relating to the payment

or collection of taxes.

         SECTION 5.  Fund Services shall forward Share

Certificates in "non-negotiable" form by first-class or

registered mail, or by whatever means Fund Services deems

equally reliable and expeditious.  While in transit to the

addressee, all deliveries of Share Certificates shall be

insured by Fund Services as it deems appropriate.  Fund

Services shall not mail Share Certificates in "negotiable"

form, unless requested in writing by the Fund and fully

indemnified by the Fund to Fund Services' satisfaction.

         SECTION 6.  In registering transfers of Shares,

Fund Services may rely upon the Uniform Commercial Code as

in effect from time to time in the State in which the Fund

is incorporated or organized or, if appropriate, in the

State of New Jersey; provided, that Fund Services may rely

in addition or alternatively on any other statutes in effect in the State of New Jersey or in the state under the laws of which the Fund is incorporated or organized that, in the

opinion of Fund Services' counsel, protect Fund Services and the Fund from liability arising from (i) not requiring

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complete documentation in connection with an issuance or

transfer, (ii) registering a transfer without an adverse

claim inquiry, (iii) delaying registration for purposes of

an adverse claim inquiry or (iv) refusing registration in

connection with an adverse claim.

         SECTION 7.  Fund Services may issue new Share

Certificates in place of those lost, destroyed or stolen,

upon receiving indemnity satisfactory to Fund Services; and

may issue new Share Certificates in exchange for, and upon

surrender of, mutilated Share Certificates as Fund Services

deems appropriate.

         SECTION 8.  Unless otherwise directed by the Fund,

Fund Services may issue or register Share Certificates

reflecting the signature, or facsimile thereof, of an

officer who has died, resigned or been removed by the Fund.

The Fund shall file promptly with Fund Services' approval,

adoption or ratification of such action as may be required

by law or by Fund Services.

         SECTION 9.  Fund Services shall maintain customary

stock registry records for Shares of each Series noting the

issuance, transfer or redemption of Shares and the issuance

and transfer of Share Certificates.  Fund Services may also

maintain for Shares of each Series an account entitled

"Unissued Certificate Account," in which Fund Services will

record the Shares, and fractions thereof, issued and

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outstanding from time to time for which issuance of Share

Certificates has not been requested.  Fund Services is

authorized to keep records for Shares of each Series

containing the names and addresses of record of

Shareholders, and the number of Shares, and fractions

thereof, from time to time owned by them for which no Share

Certificates are outstanding.  Each Shareholder will be

assigned a single account number for Shares of each Series,

even though Shares for which Certificates have been issued

will be accounted for separately.

         SECTION 10.  Fund Services shall issue Share

Certificates for Shares only upon receipt of a written

request from a Shareholder and as authorized by the Fund.

If Shares are purchased or transferred without a request for the issuance of a Share Certificate, Fund Services shall

merely note on its stock registry records the issuance or

transfer of the Shares and fractions thereof and credit or

debit, as appropriate, the Unissued Certificate Account and

the respective Shareholders' accounts with the Shares.

Whenever Shares, and fractions thereof, owned by

Shareholders are surrendered for redemption, Fund Services

may process the transactions by making appropriate entries

in the stock transfer records, and debiting the Unissued

Certificate Account and the record of issued Shares






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outstanding; it shall be unnecessary for Fund Services to

reissue Share Certificates in the name of the Fund.

         SECTION 11.  Fund Services shall also perform the

usual duties and function required of a stock transfer agent for a corporation, including but not limited to (i) issuing

Share Certificates as treasury Shares, as directed by

Written Instructions, and (ii) transferring Share

Certificates from one Shareholder to another in the usual

manner.  Fund Services may rely conclusively and act without further investigation upon any list, instruction,

certification, authorization, Share Certificate or other

instrument or paper reasonably believed by it in good faith

to be genuine and unaltered, and to have been signed,

countersigned or executed or authorized by a duly-authorized person or persons, or by the Fund, or upon the advice of

counsel for the Fund or for Fund Services.  Fund Services

may record any transfer of Share Certificates which it

reasonably believes in good faith to have been duly

authorized, or may refuse to record any transfer of Share

Certificates if, in good faith, it reasonably deems such

refusal necessary in order to avoid any liability on the

part of either the Fund or Fund Services.

         SECTION 12.  Fund Services shall notify the Fund of

any request or demand for the inspection of the Fund's share records. Fund Services shall abide by the Fund's instructions for granting or denying the inspection;

provided, however, Fund Services may grant the inspection

without such instructions if it is advised by its counsel

that failure to do so will result in liability to Fund

Services.

         SECTION 13.  Fund Services shall observe the

following procedures in handling funds received:

         (a)  Upon receipt at the office designated by the

Fund of any check or other order drawn or endorsed to the

Fund or otherwise identified as being for the account of the

Fund, and, in the case of a new account, accompanied by a

new account application or sufficient information to

establish an account as provided in the Prospectus, Fund

Services shall stamp the transmittal document accompanying

such check or other order with the name of the Fund and the

time and date of receipt and shall forthwith deposit the

proceeds thereof in the custodial account of the Fund.

         (b)  In the event that any check or other order for

the purchase of Shares is returned unpaid for any reason,

Fund Services shall, in the absence of other instructions

from the Fund, advise the Fund of the returned check and

prepare such documents and information as may be necessary

to cancel promptly any Shares purchased on the basis of such returned check and any accumulated income dividends and

capital gains distributions paid on such Shares.

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         (c)  As soon as possible after 4:00 p.m., Eastern

time or at such other times as the Fund may specify in

Written or Oral Instructions for any Series (the "Valuation

Time") on each Business Day Fund Services shall obtain from

the Fund's Adviser a quotation (on which it may conclusively rely) of the net asset value, determined as of the Valuation

Time on that day.  On each Business Day Fund Services shall

use the net asset value(s) determined by the Fund's Adviser

to compute the number of Shares and fractional Shares to be

purchased and the aggregate purchase proceeds to be

deposited with the Custodian.  As necessary but no more

frequently than daily (unless a more frequent basis is

agreed to by Fund Services), Fund Services shall place a

purchase order with the Custodian for the proper number of

Shares and fractional Shares to be purchased and promptly

thereafter shall send written confirmation of such purchase

to the Custodian and the Fund.

         SECTION 14.  Having made the calculations required

by SECTION 13, Fund Services shall thereupon pay the

Custodian the aggregate net asset value of the Shares

purchased.  The aggregate number of Shares and fractional

Shares purchased shall then be issued daily and credited by

Fund Services to the Unissued Certificate Account.  Fund

Services shall also credit each Shareholder's separate

account with the number of Shares purchased by such

Shareholder.  Fund Services shall mail written confirmation

of the purchase to each Shareholder or the Shareholder's

representative and to the Fund if requested.  Each

confirmation shall indicate the prior Share balance, the new

Share balance, the Shares for which Stock Certificates are

outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

         SECTION 15.  Prior to the Valuation Time on each

Business Day, as specified in accordance with SECTION 13,

Fund Services shall process all requests to redeem Shares

and, with respect to each Series, shall advise the Custodian of (i) the total number of Shares available for redemption

and (ii) the number of Shares and fractional Shares

requested to be redeemed.  Upon confirmation of the net

asset value by the Fund's Adviser, Fund Services shall

notify the Fund and the Custodian of the redemption, apply

the redemption proceeds in accordance with SECTION 16 and

the Prospectus, record the redemption in the stock registry

books, and debit the redeemed Shares from the Unissued

Certificates Account and the individual account of the

Shareholder.

         In lieu of carrying out the redemption procedures

described in the preceding paragraph, Fund Services may, at

the request of the Fund, sell Shares to the Fund as

repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified.

         SECTION 16.  Fund Services will carry out the

following procedures with respect to Share redemptions:

         (a)  As to each request received by the Fund from

or on behalf of a Shareholder for the redemption of Shares,

and unless the right of redemption has been suspended as

contemplated by the Prospectus, Fund Services shall, within

seven days after receipt of such redemption request, either

(i) mail a check in the amount of the proceeds of such

redemption to the person designated by the Shareholder or

other person to receive such proceeds or, (ii) in the event

redemption proceeds are to be wired through the Federal

Reserve Wire System or by bank wire pursuant to procedures

described in the Prospectus, cause such proceeds to be wired in Federal funds to the bank or trust company account

designated by the Shareholder to receive such proceeds.

Funds Services shall also prepare and send a confirmation of such redemption to the Shareholder.  Redemptions in kind

shall be made only in accordance with such Written

Instructions as Fund Services may receive from the Fund.

The requirements as to instruments of transfer and other

documentation, the determination of the appropriate

redemption price and the time of payment shall be as

provided in the Prospectus, subject to such additional

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requirements consistent therewith as may be established by

mutual agreement between the Fund and Fund Services.  In the case of a request for redemption that does not comply in all respects with the requirements for redemption, Fund Services shall promptly so notify the Shareholder and shall effect

such redemption at the price in effect at the time of

receipt of documents complying with such requirements.  Fund

Services shall notify the Fund's Custodian and the Fund on

each Business Day of the amount of cash required to meet

payments made pursuant to the provisions of this paragraph

and thereupon the Fund shall instruct the Custodian to make

available to Fund Services in timely fashion sufficient

funds therefor.

         (b)  Procedures and standards for effecting and

accepting redemption orders from Shareholders by telephone

or by such check writing service as the Fund may institute

may be established by mutual agreement between Fund Services and the Fund consistent with the Prospectus.

         (c)  For purposes of redemption of Shares that have

been purchased by check within fifteen (15) days prior to

receipt of the redemption request, the Fund shall provide

Fund Services with Written Instructions concerning the time

within which such requests may be honored.

         (d)  Fund Services shall process withdrawal orders

duly executed by Shareholders in accordance with the terms

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of any withdrawal plan instituted by the Fund and described in the Prospectus.  Payments upon such withdrawal orders and redemptions of Shares held in withdrawal plan accounts in

connection with such payments shall be made at such times as the Fund may determine in accordance with the Prospectus.

         (e)  The authority of Fund Services to perform its

responsibilities under SECTIONS 15 and 16 with respect to

the Shares of any Series shall be suspended if Fund Services receives notice of the suspension of the determination of

the net asset value of the Series.

         SECTION 17.  Upon the declaration of each dividend

and each capital gains distribution by the Fund's Board of

Directors or Trustees, the Fund shall notify Fund Services

of the date of such declaration, the amount payable per

Share, the record date for determining the Shareholders

entitled to payment, the payment and the reinvestment date

price.

         SECTION 18.  Upon being advised by the Fund of the

declaration of any income dividend or capital gains

distribution on account of its Shares, Fund Services shall

compute and prepare for the Fund records crediting such

distributions to Shareholders.  Fund Services shall, on or

before the payment date of any dividend or distribution,

notify the Fund and the Custodian of the estimated amount

required to pay any portion of a dividend or distribution

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which is payable in cash, and thereupon the Fund shall, on

or before the payment date of such dividend or distribution,

instruct the Custodian to make available to Fund Services

sufficient funds for the payment of such cash amount.  Fund

Services will, on the designated payment date, reinvest all

dividends in additional shares and promptly mail to each

Shareholder at his address of record a statement showing the number of full and fractional Shares (rounded to three

decimal places) then owned by the Shareholder and the net

asset value of such Shares; provided, however, that if a

Shareholder elects to receive dividends in cash, Fund

Services shall prepare a check in the appropriate amount and mail it to the Shareholder at his address of record within

five (5) business days after the designated payment date, or transmit the appropriate amount in Federal funds in

accordance with the Shareholder's agreement with the Fund.

         SECTION 19.  Fund Services shall prepare and

maintain for the Fund records showing for each Shareholder's account the following:

         A.   The name, address and tax identification

number of the Shareholder;

         B.   The number of Shares of each Series held by

the Shareholder;

         C.   Historical information including dividends

paid and date and price for all transactions;




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         D.   Any stop or restraining order placed against

such account;

         E.   Information with respect to the withholding of

any portion of income dividends or capital gains

distributions as are required to be withheld under

applicable law;

         F.   Any dividend or distribution reinvestment

election, withdrawal plan application, and correspondence

relating to the current maintenance of the account;

         G.   The certificate numbers and denominations of

any Share Certificates issued to the Shareholder; and

         H.   Any additional information required by Fund

Services to perform the services contemplated by this

Agreement.

         Fund Services agrees to make available upon request

by the Fund or the Fund's Adviser and to preserve for the

periods prescribed in Rule 31a-2 of the Investment Company

Act any records related to services provided under this

Agreement and required to be maintained by Rule 31a-1 of

that Act, including:

         (i)   Copies of the daily transaction register for each

               Business Day of the Fund;

        (ii)   Copies of all dividend, distribution and

               reinvestment blotters;






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       (iii)   Schedules of the quantities of Shares of each

               Series distributed in each state for purposes of

               any state's laws or regulations as specified in

               Oral or Written Instructions given to Fund

               Services from time to time by the Fund or its

               agents; and

        (iv)   Such other information, including Shareholder

               lists, and statistical information as may be

               agreed upon from time to time by the Fund and Fund

               Services.

         SECTION 20.  Fund Services shall maintain those

records necessary to enable the Fund to file, in a timely

manner, form N-SAR (Semi-Annual Report) or any successor

report required by the Investment Company Act or rules and

regulations thereunder.

         SECTION 21.  Fund Services shall cooperate with the

Fund's independent public accountants and shall take

reasonable action to make all necessary information

available to such accountants for the performance of their

duties.

         SECTION 22.  In addition to the services described

above, Fund Services will perform other services for the

Fund as may be mutually agreed upon in writing from time to

time, which may include preparing and filing Federal tax

forms with the Internal Revenue Service, and, subject to




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supervisory oversight by the Fund's Adviser, mailing Federal tax information to Shareholders, mailing semi-annual

Shareholder reports, preparing the annual list of

Shareholders, mailing notices of Shareholders' meetings,

proxies and proxy statements and tabulating proxies.  Fund

Services shall answer the inquiries of certain Shareholders

related to their share accounts and other correspondence

requiring an answer from the Fund.  Fund Services shall

maintain dated copies of written communications from

Shareholders, and replies thereto.

         SECTION 23.  Nothing contained in this Agreement is

intended to or shall require Fund Services, in any capacity

hereunder, to perform any functions or duties on any day

other than a Business Day.  Functions or duties normally

scheduled to be performed on any day which is not a Business

Day shall be performed on, and as of, the next Business Day,

unless otherwise required by law.

         SECTION 24.  For the services rendered by Fund

Services as described above, the Fund shall pay to Fund

Services an annualized fee at a rate to be mutually agreed

upon from time to time.  Such fee shall be prorated for the

months in which this Agreement becomes effective or is

terminated.  In addition, the Fund shall pay, or Fund

Services shall be reimbursed for, all out-of-pocket expenses incurred in the performance of this Agreement, including but




                            17



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not limited to the cost of stationery, forms, supplies,

blank checks, stock certificates, proxies and proxy

solicitation and tabulation costs, all forms and statements

used by Fund Services in communicating with Shareholders of

the Fund or especially prepared for use in connection with

its services hereunder, specific software enhancements as

requested by the Fund, costs associated with maintaining

withholding accounts (including non-resident alien, Federal

government and state), postage, telephone, telegraph (or

similar electronic media) used in communicating with

Shareholders or their representatives, outside mailing

services, microfiche/microfilm, freight charges and off-site record storage.  It is agreed in this regard that Fund

Services, prior to ordering any form in such supply as it

estimates will be adequate for more than two years' use,

shall obtain the written consent of the Fund.  All forms for which Fund Services has received reimbursement from the Fund shall be the property of the Fund.

         SECTION 25.  Fund Services shall not be liable for

any taxes, assessments or governmental charges that may be

levied or assessed on any basis whatsoever in connection

with the Fund or any Shareholder, excluding taxes assessed

against Fund Services for compensation received by it

hereunder.






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         SECTION 26.

         (a)  Fund Services shall at all times act in good

faith and with reasonable care in performing the services to be provided by it under this Agreement, but shall not be

liable for any loss or damage unless such loss or damage is

caused by the negligence, bad faith or willful misconduct of

Fund Services or its employees or agents.

         (b)  The Fund shall indemnify and hold Fund

Services harmless from all loss, cost, damage and expense,

including reasonable expenses for counsel, incurred by it

resulting from any claim, demand, action or suit in

connection with the performance of its duties hereunder, or

as a result of acting upon any instruction reasonably

believed by it to have been properly given by a duly

authorized officer of the Fund, or upon any information,

data, records or documents provided to Fund Services or its

agents by computer tape, telex, CRT data entry or other

similar means authorized by the Fund; provided that this

indemnification shall not apply to actions or omissions of

Fund Services in cases of its own bad faith, willful

misconduct or negligence, and provided further that if in

any case the Fund may be asked to indemnify or hold Fund

Services harmless pursuant to this Section, the Fund shall

have been fully and promptly advised by Fund Services of all material facts concerning the situation in question.  The




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Fund shall have the option to defend Fund Services against

any claim which may be the subject of this indemnification,

and in the event that the Fund so elects it will so notify

Fund Services, and thereupon the Fund shall retain competent counsel to undertake defense of the claim, and Fund Services shall in such situations incur no further legal or other

expenses for which it may seek indemnification under this

paragraph.  Fund Services shall in no case confess any claim or make any compromise in any case in which the Fund may be

asked to indemnify Fund Services except with the Fund's

prior written consent.

         Without limiting the foregoing:

         (i)  Fund Services may rely upon the advice of the Fund

or counsel to the Fund or Fund Services, and upon statements of accountants, brokers and other persons believed by Fund Services in good faith to be expert in the matters upon which they are consulted.  Fund Services shall not be liable for any action taken in good faith reliance upon such advice or statements;

        (ii)  Fund Services shall not be liable for any action

reasonably taken in good faith reliance upon any Written

Instructions or certified copy of any resolution of the Fund's

Board of Directors or Trustees, including a Written Instruction authorizing Fund Services to make payment upon redemption of

Shares without a signature guarantee; provided, however, that upon receipt of a Written Instruction countermanding a prior

Instruction that has not been fully executed by Fund Services,

Fund Services shall verify the content of the second Instruction and honor it, to the extent possible.  Fund Services may rely upon the genuineness of any such document, or copy thereof,

reasonably believed by Fund Services in good faith to have been validly executed;

       (iii)  Fund Services may rely, and shall be protected by

the Fund in acting, upon any signature, instruction, request,

letter of transmittal, certificate, opinion of counsel,

statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser,

the Fund or other proper party or parties; and

         (d)  Fund Services may, with the consent of the

Fund, subcontract the performance of any portion of any

service to be provided hereunder, including  with respect to any Shareholder or group of Shareholders, to any agent of

Fund Services and may reimburse the agent for the services

it performs at such rates as Fund Services may determine;

provided that no such reimbursement will increase the amount payable by the Fund pursuant to this Agreement; and provided further, that Fund Services shall remain ultimately

responsible as transfer agent to the Fund.

         SECTION 27.  The Fund shall deliver or cause to be

delivered over to Fund Services (i) an accurate list of

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Shareholders, showing each Shareholder's address of record,

number of Shares of each Series owned and whether such

Shares are represented by outstanding Share Certificates or

by non-certificated Share accounts and (ii) all Shareholder

records, files, and other materials necessary or appropriate for proper performance of the functions assumed by the under this Agreement (collectively referred to as the

"Materials").  The Fund shall indemnify Fund Services and

hold it harmless from any and all expenses, damages, claims,

suits, liabilities, actions, demands and losses arising out

of or in connection with any error, omission, inaccuracy or

other deficiency of such Materials, or out of the failure of the Fund to provide any portion of the Materials or to

provide any information in the Fund's possession needed by

Fund Services to knowledgeably perform its functions;

provided the Fund shall have no obligation to indemnify Fund

Services or hold it harmless with respect to any expenses,

damages, claims, suits, liabilities, actions, demands or

losses caused directly or indirectly by acts or omissions of

Fund Services or the Fund's Adviser.

         SECTION 28.  This Agreement may be amended from

time to time by a written supplemental agreement executed by the Fund and Fund Services and without notice to or approval of the Shareholders; provided this Agreement may not be

amended in any manner which would substantially increase the

Fund's obligations hereunder unless the amendment is first

approved by the Fund's Board of Directors or Trustees,

including a majority of the Directors or Trustees who are

not a party to this Agreement or interested persons of any

such party, at a meeting called for such purpose, and

thereafter is approved by the Fund's Shareholders if such

approval is required under the Investment Company Act or the rules and regulations thereunder.  The parties hereto may

adopt procedures as may be appropriate or practical under

the circumstances, and Fund Services may conclusively rely

on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate

any requirement of its Articles of Incorporation or

Declaration of Trust, By-Laws or Prospectus, or any rule,

regulation or requirement of any regulatory body.

         SECTION 29.  The Fund shall file with Fund Services

a certified copy of each operative resolution of its Board

of Directors or Trustees authorizing the execution of

Written Instructions or the transmittal of Oral Instructions and setting forth authentic signatures of all signatories

authorized to sign on behalf of the Fund and specifying the

person or persons authorized to give Oral Instructions on

behalf of the Fund.  Such resolution shall constitute

conclusive evidence of the authority of the person or

persons designated therein to act and shall be considered in full force and effect, with Fund Services fully protected in acting in reliance therein, until Fund Services receives a

certified copy of a replacement resolution adding or

deleting a person or persons authorized to give Written or

Oral Instructions.  If the officer certifying the resolution is authorized to give Oral Instructions, the certification

shall also be signed by a second officer of the Fund.

         SECTION 30.  The terms, as defined in this Section,

whenever used in this Agreement or in any amendment or

supplement hereto, shall have the meanings specified below,

insofar as the context will allow.

         (a)  Business Day:  Any day on which the Fund is

open for business as described in the Prospectus.

         (b)  Custodian:  The term Custodian shall mean the

Fund's current custodian or any successor custodian acting

as such for the Fund.

         (c)  Fund's Adviser:  The term Fund's Adviser shall

mean Alliance Capital Management L.P. or any successor

thereto who acts as the investment adviser or manager of the

Fund.

         (d)  Oral Instructions:  The term Oral Instructions

shall mean an authorization, instruction, approval, item or

set of data, or information of any kind transmitted to Fund

Services in person or by telephone, vocal telegram or other

electronic means, by a person or persons reasonably believed in good faith by Fund Services to be a person or persons authorized by a resolution of the Board of Directors or

Trustees of the Fund to give Oral Instructions on behalf of

the Fund.  Each Oral Instruction shall specify whether it is applicable to the entire Fund or a specific Series of the

Fund.

         (e)  Prospectus:  The term Prospectus shall mean a

prospectus and related statement of additional information

forming part of a currently effective registration statement under the Investment Company Act and, as used with the

respect to Shares or Shares of a Series, shall mean the

prospectuses and related statements of additional

information covering the Shares or Shares of the Series.

         (f)  Securities:  The term Securities shall mean

bonds, debentures, notes, stocks, shares, evidences of

indebtedness, and other securities and investments from time to time owned by the Fund.

         (g)  Series:  The term Series shall mean any series

of Shares of the common stock of the Fund that the Fund may

establish from time to time.

         (h)  Share Certificates:  The term Share

Certificates shall mean the stock certificates or

certificates representing shares of beneficial interest for

the Shares.

         (i)  Shareholders:  The term Shareholders shall

mean the registered owners from time to time of the Shares,

as reflected on the stock registry records of the Fund.

         (j)  Written Instructions:  The term Written

Instructions shall mean an authorization, instruction,

approval, item or set of data, or information of any kind

transmitted to Fund Services in original writing containing

original signatures, or a copy of such document transmitted

by telecopy, including transmission of such signature, or

other mechanical or documentary means, at the request of a

person or persons reasonably believed in good faith by Fund

Services to be a person or persons authorized by a

resolution of the Board of Directors or Trustees of the Fund to give Written Instruction shall specify whether it is

applicable to the entire Fund or a specific Series of the

Fund.

         SECTION 31.  Fund Services shall not be liable for

the loss of all or part of any record maintained or

preserved by it pursuant to this Agreement or for any delays or errors occurring by reason of circumstances beyond its

control, including but not limited to acts of civil or

military authorities, national emergencies, fire, flood or

catastrophe, acts of God, insurrection, war, riot, or

failure of transportation, communication or power supply,

except to the extent that Fund Services shall have failed to use its best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or

damage to the Fund caused by such circumstances.

         SECTION 32.  The Fund may give Fund Services sixty

(60) days and Fund Services may give the Fund (90) days

written notice of the termination of this Agreement, such

termination to take effect at the time specified in the

notice.  Upon notice of termination, the Fund shall use its

best efforts to obtain a successor transfer agent.  If a

successor transfer agent is not appointed within ninety (90)

days after the date of the notice of termination, the Board

of Directors or Trustees of the Fund shall, by resolution,

designate the Fund as its own transfer agent.  Upon receipt

of written notice from the Fund of the appointment of the

successor transfer agent and upon receipt of Oral or Written

Instructions Fund Services shall, upon request of the Fund

and the successor transfer agent and upon payment of Fund

Services reasonable charges and disbursements, promptly

transfer to the successor transfer agent the original or

copies of all books and records maintained by Fund Services

hereunder and cooperate with, and provide reasonable

assistance to, the successor transfer agent in the

establishment of the books and records necessary to carry

out its responsibilities hereunder.

         SECTION 33.  Any notice or other communication

required by or permitted to be given in connection with this

Agreement shall be in writing, and shall be delivered in

person or sent by first-class mail, postage prepaid, to the

respective parties.

         Notice to the Fund shall be given as follows until

further notice:


                        1345 Avenue of the Americas
                        New York, New York  10105
                        Attention: Secretary

         Notice to Fund Services shall be given as follows

until further notice:

                        Alliance Fund Services, Inc.
                        500 Plaza Drive
                        Secaucus, New Jersey  07094

         SECTION 34.  The Fund represents and warrants to

Fund Services that the execution and delivery of this

Agreement by the undersigned officer of the Fund has been

duly and validly authorized by resolution of the Fund's

Board of Directors or Trustees.  Fund Services represents

and warrants to the Fund that the execution and delivery of

this Agreement by the undersigned officer of Fund Services

has also been duly and validly authorized.

         SECTION 35.  This Agreement may be executed in more

than one counterpart, each of which shall be deemed to be an original, and shall become effective on the last date of

signature below unless otherwise agreed by the parties.

Unless sooner terminated pursuant to SECTION 32, this

Agreement will continue until            and will continue

in effect thereafter for successive 12 month periods only if such continuance is specifically approved at least annually

by the Board of Directors or Trustees or by a vote of the

stockholders of the Fund and in either case by a majority of the Directors or Trustees who are not parties to this

Agreement or interested persons of any such party, at a

meeting called for the purpose of voting on this Agreement.

         SECTION 36.  This Agreement shall extend to and

shall bind the parties hereto and their respective

successors and assigns; provided, however, that this

Agreement shall not be assignable by the Fund without the

written consent of Fund Services or by Fund Services without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors or Trustees.

Notwithstanding the foregoing, either party may assign this

Agreement without the consent of the other party so long as

the assignee is an affiliate, parent or subsidiary of the

assigning party and is qualified to act under the Investment

Company Act, as amended from time to time.

         SECTION 38.  This Agreement shall be governed by

the laws of the State of New Jersey.

         WITNESS the following signatures:

                                  ALLIANCE MUNICIPAL INCOME
                                  FUND, INC.

                                  By:  /s/ Aiden E. Hatton, Jr.
                                  ______________________________
                                       Aiden E. Hatton, Jr.

                                  Title: President

                                  ALLIANCE FUND SERVICES, INC.


                                  By:  /s/ Robert H. Joseph, Jr.
                                  ______________________________
                                       Robert H. Joseph Jr.

                                  Title: Vice President


































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00250011.AN6